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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                           Merrimac Industries, Inc.
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                (Name of Registrant as Specified In Its Charter)

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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[Merrimac Industries, Inc. Logo]

                                                                    News Release

FOR RELEASE JANUARY 23, 2001

CONTACT:     Allen & Caron Inc             Merrimac Industries, Inc.
             Michael Mason (investors)     Mason N. Carter, Chairman & CEO
             212-691-8087                  973-575-1300, ext. 202
             michaelm@allencaron.com       mnc@merrimacind.com

             Allen & Caron Inc             Merrimac Industries, Inc.
             Kari Rinkeviczie (media)      Erika A. Barsness, Investor Relations
             616-647-0780                  973-575-1300, ext. 200
             kari@allencaron.com           eab@merrimacind.com


                  SPECIAL MEETING OF SHAREHOLDERS ADJOURNED TO

                                FEBRUARY 21, 2001

WEST CALDWELL, NJ (JANUARY 23, 2001) .... Merrimac Industries, Inc. (AMEX: MRM),
announced today at a scheduled special meeting of shareholders that it has adjourned that meeting until 10:00 a.m. Eastern Standard Time, February 21, 2001 in order to allow additional time for shareholders to cast their vote on the proposal to reincorporate the Company in Delaware. The voting to date on the proposal has been overwhelmingly positive, but more proxies are needed for the proposal to pass. The December 8, 2000 record date for the special meeting would remain unchanged.

Shareholders who have questions about the special meeting or would like additional copies of the proxy statement or the proxy card should contact the Company's proxy solicitor:

                            MACKENZIE PARTNERS, INC.
                                156 Fifth Avenue
                               New York, NY 10010
                         (800) 322-2885 (call toll free)
                          (212) 929-5500 (call collect)
                           (212) 929-0308 (facsimile)
                      www.proxy@mackenziepartners.com (e-mail)

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ABOUT MERRIMAC

Merrimac Industries Inc. is a leader in the design and manufacture of RF Microwave components, assemblies and Micro-Multifunction (MMFM(R)) Modules serving the wireless telecommunications industry worldwide with enabling technologies for commercial applications. Merrimac is focused on providing Total Integrated Packaging Solutions(TM) with Multi-Mix(R) Microtechnology, a leading edge competency providing value to our customers through miniaturization and integration. The Multi-Mix(R) process for microwave, multilayer integrated MMFM(R) circuits is a patented method developed at Merrimac Industries based on fluoropolymer composite substrates. The fusion bonding of multilayer structures provides a homogeneous dielectric medium for superior electrical performance at microwave frequencies. The bonded layers may incorporate embedded semiconductor devices, MMICs, etched resistors, passive circuit elements and plated-through via holes to form a three-dimensional subsystem enclosure that requires no further packaging. Merrimac Industries, Inc. is ISO 9001 certified.

Merrimac Industries, Inc. and its subsidiary Filtran Microcircuits Inc., with locations in West Caldwell, NJ, San Jose, Costa Rica and Ottawa, Ontario, Canada, have approximately 260 co-workers dedicated to the design and manufacture of signal processing components, gold plating of high frequency microstrip, bonded stripline and thick metal-backed Teflon (PTFE) micro-circuitry and subsystems providing Total Integrated Packaging Solutions(TM) wireless applications. Merrimac (MRM) is listed on the American Stock Exchange. For more information about Merrimac Industries, visit its home page at www.merrimacind.com

For additional investor relations information, visit the Allen & Caron Inc website at www.allencaron.com

This press release contains statements relating to future results of Merrimac (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: general economic and industry conditions; slower than anticipated penetration into the satellite communications, defense and wireless markets; the risk that the benefits expected from the acquisition of Filtran Microcircuits Inc. are not realized; the ability to protect proprietary information and technology; competitive products and pricing pressures; risks relating to governmental regulatory actions in communications and defense programs; and inventory risks due to technological innovation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in Merrimac's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and Merrimac undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.


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Note: Merrimac Industries, Inc. news releases are available in fax form by calling Company News On-Call. Dial (800) 758-5804, ext. 567525. These news releases are also available on the Internet at: http://www.prnewswire.com .




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